CONFIDENTIAL SETTLEMENT AGREEMENT AND MUTUAL RELEASE This Confidential Settlement Agreement and Mutual Release (the “Settlement Agreement” or “Agreement”) is entered into on July 21, 2023 (“Effective Date”), by and between eMatrix Energy Systems, Inc. (“eMatrix”) and Linamar Corporation (“Linamar”), on the one hand, and Lightning E-Motors, Inc. and Lightning Systems, Inc. (collectively “Lightning”), on the other hand. eMatrix, Linamar, and Lightning are together referred to as the “Parties” and individually as a “Party.” RECITALS WHEREAS, eMatrix has produced and sold or loaned hundreds of battery packs to Lightning since 2018, including models designated MH1, M36, 35E, and M48 (each, an “eMatrix Battery Pack” and, collectively, the “eMatrix Battery Packs”); WHEREAS, eMatrix and Lightning entered into a purchase order in December 2020 (the “Initial Purchase Order”) under which eMatrix agreed to produce and sell 200 M48 battery packs to Lightning; WHEREAS, eMatrix and Lightning amended the Initial Purchase Order to, among other things, increase the quantity of M48 battery packs to 400 (the “Amended Purchase Order”); WHEREAS, Linamar became a minority investor in eMatrix in or about August 2021; WHEREAS, Lightning paid eMatrix for certain invoices, including invoices for prepayments, pursuant to the Initial Purchase Order and the Amended Purchase Order; WHEREAS, by September 2021, Lightning had paid over $2 million in prepayments, but had not received all of the eMatrix Battery Packs for which those payments were made; WHEREAS, eMatrix continued to request additional payments from Lightning; WHEREAS, as of October 2021, Lightning had not paid at least three outstanding invoices from eMatrix and requested that eMatrix provide it with account credits based upon its $2 million+ in prepayments that it had made for eMatrix Battery Packs that were not received; WHEREAS, eMatrix rejected Lightning’s request for account credits and informed Lightning that it would stop production of the eMatrix Battery Packs for Lightning until its outstanding invoices were paid; WHEREAS, prior to eMatrix’s completion of its deliveries pursuant to the Amended Purchase Order, Lightning informed eMatrix that it no longer wanted to receive further eMatrix Battery Packs; WHEREAS, eMatrix has delivered at least 73 eMatrix Battery Packs to Lightning pursuant to the Amended Purchase Order;

2 of 13 WHEREAS, eMatrix and Lightning engaged in negotiations to attempt to resolve the dispute arising from the fulfillment of the Amended Purchase Order; WHEREAS, Linamar was involved in certain of the dispute resolution negotiations; WHEREAS, on December 23, 2021, eMatrix initiated an action for breach of contract and promissory estoppel against Lightning in Michigan State Court, County of Oakland, No. 2021- 191769, and, on February 4, 2022, Lightning counterclaimed against eMatrix for, among other things, breach of contract and breach of warranty, and against Linamar for tortious interference (the “Litigation”); WHEREAS, Lightning has issued a recall of all vehicles it has manufactured, produced, or sold that utilize an eMatrix Battery Pack because, as it stated in that recall notice, the eMatrix Battery Packs “may have defective structural welds and experience an internal radiator leak, causing battery failure” (“the Recall”); WHEREAS, eMatrix and Linamar deny any wrongdoing or liability in connection with the Litigation or Recall, with the design, testing, manufacture, production, sale, use, and performance of eMatrix Battery Packs, or otherwise; WHEREAS, Linamar has no responsibility for the Recall, any changes to the eMatrix Battery Packs, or the design, testing, manufacture, production, sale, use, warranty, repairs, maintenance, and performance of eMatrix Battery Packs; WHEREAS, Lightning denies any wrongdoing or liability in connection with the Litigation or otherwise; and WHEREAS, to avoid further costs and expenditure of resources associated with the Litigation, disputes in connection with the Recall, and eMatrix’s sale of eMatrix Battery Packs to Lightning, the Parties now desire to settle, compromise, and resolve all rights, claims, and demands that the Parties may have against one another as specified herein, on the terms set forth in this Settlement Agreement. NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows: AGREEMENT 1. Incorporation of Recitals The recitals listed above are true and correct and are incorporated by reference into this Settlement Agreement. 2. Payment Linamar, on behalf of itself and eMatrix, agrees to pay Lightning a one-time payment of Three Million and 00/100 Dollars ($3,000,000.00) pursuant to wiring instructions to be provided

3 of 13 by Lightning. Lightning shall provide those instructions contemporaneously with the execution of this Settlement Agreement, and Linamar shall make the payment within three (3) business days of the later of Linamar’s receipt of those instructions, the Effective Date, and entry of an order of dismissal with prejudice of all claims asserted in the Litigation. 3. Dismissal of Claims in the Litigation The Parties agree that, contemporaneously with the execution of this Settlement Agreement, the Parties shall execute a Stipulation of Dismissal with Prejudice in the form attached as Exhibit 1. Counsel for eMatrix will file the Stipulation of Dismissal with Prejudice within one (1) business day of its execution by all Parties. Each Party will bear its own costs and fees, including attorneys’ fees, in connection with the Litigation. The Parties agree to cooperate fully and execute any and all additional documents and to take all additional actions that may be necessary or appropriate to effectuate the dismissal of the claims and counterclaims in the Litigation. 4. Releases a) For and in consideration of the covenants and promises set forth in this Settlement Agreement, eMatrix, on behalf of itself and each of its current and/or former employees, agents, officers, directors, representatives, principals, parents, affiliates, subsidiaries, joint ventures, shareholders, members, partners, successors, predecessors, executors, assigns, trusts, trustees, beneficiaries, administrators, insurers, attorneys, auditors and accountants (collectively, the “eMatrix Releasing Parties”), fully, finally and forever releases, remises, acquits, and discharges Lightning in all capacities and each of its current and/or former employees, agents, officers, directors, representatives, principals, parents, affiliates, subsidiaries, joint ventures, shareholders, members, partners, successors, predecessors, executors, assigns, trusts, trustees, beneficiaries, administrators, insurers, attorneys, auditors and accountants (collectively, the “Lightning Released Parties”), from any and all claims, demands, suits, actions, causes of action, obligations, damages, punitive damages, penalties, costs, losses, interest, expenses and liabilities of any kind or nature whatsoever, whether legal, equitable or statutory, liquidated or unliquidated, asserted or unasserted, known or unknown, suspected or unsuspected, reasonably discoverable or not, present, fixed or contingent, which any or all of the eMatrix Releasing Parties ever had, now has, could have had, or will have, regardless of when such claim, demand, suit, action, cause of action, obligation, damage, punitive damages, penalty, cost, loss, interest, expense or liability accrues or ripens, related to or arising from or in connection with the events at issue in the Litigation. This release does not affect eMatrix’s rights or obligations related to or arising from or in connection with this Settlement Agreement. b) For and in consideration of the covenants and promises set forth in this Settlement Agreement, Linamar, on behalf of itself and each of its current and/or former employees, agents, officers, directors, representatives, principals, parents, affiliates, subsidiaries, joint ventures, shareholders, members, partners, successors, predecessors, executors, assigns, trusts, trustees, beneficiaries, administrators, insurers, attorneys, auditors and accountants (collectively, the “Linamar Releasing Parties”), fully, finally and forever releases, remises, acquits, and discharges the Lightning Released Parties from any and all claims, demands, suits, actions, causes of action,

4 of 13 obligations, damages, punitive damages, penalties, costs, losses, interest, expenses and liabilities of any kind or nature whatsoever, whether legal, equitable or statutory, liquidated or unliquidated, asserted or unasserted, known or unknown, suspected or unsuspected, reasonably discoverable or not, present, fixed or contingent, which any or all of the Linamar Releasing Parties ever had, now has, could have had, or will have, regardless of when such claim, demand, suit, action, cause of action, obligation, damage, punitive damages, penalty, cost, loss, interest, expense or liability accrues or ripens, related to or arising from or in connection with the events at issue in the Litigation. This release does not affect Linamar’s rights or obligations related to or arising from or in connection with this Settlement Agreement. c) For and in consideration of the covenants and promises set forth in this Settlement Agreement, Lightning, on behalf of itself and each of its current and/or former employees, agents, officers, directors, representatives, principals, parents, affiliates, subsidiaries, joint ventures, shareholders, members, partners, successors, predecessors, executors, assigns, trusts, trustees, beneficiaries, administrators, insurers, attorneys, auditors and accountants (collectively, the “Lightning Releasing Parties”), fully, finally and forever releases, remises, acquits, and discharges eMatrix in all capacities and each of its current and/or former employees, agents, officers, directors, representatives, principals, parents, affiliates, subsidiaries, joint ventures, shareholders, members, partners, successors, predecessors, executors, assigns, trusts, trustees, beneficiaries, administrators, insurers, attorneys, auditors and accountants (collectively, the “eMatrix Released Parties”), from any and all claims, demands, suits, actions, causes of action, obligations, damages, punitive damages, penalties, costs, losses, interest, expenses and liabilities of any kind or nature whatsoever, whether legal, equitable or statutory, liquidated or unliquidated, asserted or unasserted, known or unknown, suspected or unsuspected, reasonably discoverable or not, present, fixed or contingent, which any or all of the Lightning Releasing Parties ever had, now has, could have had, or will have, regardless of when such claim, demand, suit, action, cause of action, obligation, damage, punitive damages, penalty, cost, loss, interest, expense or liability accrues or ripens, related to or arising from or in connection with the events at issue in (i) the Litigation, (ii) the eMatrix Battery Packs, or (iii) the Recall. Notwithstanding the generality of the foregoing, this release does not affect (x) any remaining contractual warranty obligations that eMatrix may have with respect to the M48 battery packs, which the Parties agree pursuant to the terms of the Amended Purchase Order expire two (2) years from the shipping date, subject to Section 7 below; or (y) eMatrix’s February 24, 2022 service bulletin for the M48 battery packs. This release does not affect Lightning’s rights or obligations related to or arising from or in connection with this Settlement Agreement. The Parties further agree that eMatrix’s performance of any work pursuant to Sections 4(c)(x) or (y) does not modify, change, extend, or otherwise impact the deadline or expiration of any of eMatrix’s warranty obligations. d) For and in consideration of the covenants and promises set forth in this Settlement Agreement, the Lightning Releasing Parties fully, finally and forever release, remise, acquit, and discharge Linamar in all capacities and each of its current and/or former employees, agents, officers, directors, representatives, principals, parents, affiliates, subsidiaries, joint ventures, shareholders, members, partners, successors, predecessors, executors, assigns, trusts, trustees, beneficiaries, administrators, insurers, attorneys, auditors and accountants (collectively, the “Linamar Released Parties”), from any and all claims, demands, suits, actions, causes of action, obligations, damages, punitive damages, penalties, costs, losses, interest, expenses and liabilities of any kind or nature whatsoever, whether legal, equitable or statutory, liquidated or unliquidated,

5 of 13 asserted or unasserted, known or unknown, suspected or unsuspected, reasonably discoverable or not, present, fixed or contingent, which any or all of the Lightning Releasing Parties ever had, now has, could have had, or will have, regardless of when such claim, demand, suit, action, cause of action, obligation, damage, punitive damages, penalty, cost, loss, interest, expense or liability accrues or ripens, related to or arising from or in connection with the events at issue in (i) the Litigation, (ii) the eMatrix Battery Packs, or (iii) the Recall. This release does not affect Lightning’s rights or obligations related to or arising from or in connection with this Settlement Agreement. 5. Waiver Pursuant to California Civil Code Section 1542 Each party has been fully advised of the contents of Section 1542 of the California Civil Code and said Section and the benefits thereof are hereby expressly waived. Section 1542 reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Each of the Parties hereby knowingly and voluntarily waives application of section 1542 of the California Civil Code and all similar federal or state laws, rights, rules, or legal principles of any jurisdiction that may be applicable to any claims described in this Settlement Agreement. Each of the Parties acknowledges that the result of this waiver of section 1542 of the Civil Code is that even if such Party should suffer additional damages arising out of claims of which that Party is currently aware or should discover additional claims, that Party will not be permitted to assert such claims if such claims are or would be within the scope of the released matters. Furthermore, by signing this Settlement Agreement each of the Parties acknowledges that it intends this result even as to (i) claims that may exist as of the date of this release but that such Party does not know exist that are, or, if known would be, within the scope of the released matters, or (ii) facts in addition to or different from those which such Party now knows or believes to be true with respect to the released matters and which, if known, would materially affect such Party’s decision to execute this release, regardless of the reason for such Party’s lack of knowledge. It is the intention of each of the Parties through this release fully, finally and forever to settle and release all of the released matters and such potential unknown claims that would be within the released matters, that exist, may exist, or might have existed. In furtherance of such intention, this release shall be and remain in effect as a full and complete release of such additional claims or facts that are or would be within the scope of the released matters. The Parties acknowledge and agree that this mutual waiver is an essential and material term of this release and the compromise that led to it, and that without this waiver the settlement would not have been accomplished. The Parties have been advised by their respective counsel with respect to this waiver and, being of competent mind, understand and acknowledge its significance.

6 of 13 6. Indemnification a) In return for the payment as set forth herein and other good and valuable consideration, Lightning agrees to indemnify and to forever hold harmless the eMatrix Released Parties, and to defend them and to assume their cost of defense (though the eMatrix Released Parties shall retain the right to choose their counsel for said defense), including attorneys’ fees, against any and all claims relating to the eMatrix Battery Packs, provided, however, that this provision does not obligate Lightning to (i) defend or indemnify the eMatrix Released Parties against any potential liability to any third party arising from Personal Injury resulting from any defect or flaw in any eMatrix Battery Pack, or (ii) indemnify the eMatrix Released Parties for liability to any third party for injury and damage to real or tangible property, other than eMatrix Battery Packs or any vehicle containing an eMatrix Battery Pack. For the avoidance of doubt, in the event that any eMatrix Released Party faces claims that arise from Personal Injury and claims that do not arise from Personal Injury, Lightning will defend and indemnify the eMatrix Released Party for the claims that do not arise from Personal Injury, subject to (ii) in the preceding sentence. b) In return for the payment as set forth herein and other good and valuable consideration, Lightning agrees to indemnify and to forever hold harmless the Linamar Released Parties, and to defend them and to assume their cost of defense (though the Linamar Released Parties shall retain the right to choose their counsel for said defense), including attorneys’ fees, against any and all claims relating to the eMatrix Battery Packs, provided, however, that this provision does not obligate Lightning to (i) defend or indemnify the Linamar Released Parties against any potential liability to any third party arising from Personal Injury resulting from any defect or flaw in any eMatrix Battery Pack, or (ii) indemnify the Linamar Released Parties for liability to any third party for injury and damage to real or tangible property, other than eMatrix Battery Packs or any vehicle containing an eMatrix Battery Pack. For the avoidance of doubt, in the event that any Linamar Released Party faces claims that arise from Personal Injury and claims that do not arise from Personal Injury, Lightning will defend and indemnify the Linamar Released Party for the claims that do not arise from Personal Injury, subject to (ii) in the preceding sentence. 7. Previously Loaned Battery Packs Lightning may keep and is deemed to have clear ownership of the fifteen (15) M48 eMatrix Battery Packs that eMatrix had previously loaned to Lightning in connection with the Service Bulletin, identified by serial number on Exhibit 2 (the “Previously Loaned Packs”). Lightning agrees that eMatrix has no warranty obligations, whether contractual, statutory, or otherwise, with respect to any of the Previously Loaned Packs. 8. Information Obligations In return for the payment as set forth herein and other good and valuable consideration, Lightning shall provide updates to eMatrix regarding the status of the Recall on at least a quarterly basis until complete. 9. Covenant Not to Sue Each Party (including for such purpose, any and all of the eMatrix Releasing Parties, Linamar Releasing Parties, and Lightning Releasing Parties) providing a release hereunder

7 of 13 covenants not to sue the other Party (including for such purpose, any and all of the eMatrix Released Parties, Linamar Released Parties, and Lightning Released Parties) with respect to any claim, demand, suit, action, cause of action, obligation, damage, punitive damage, penalty, cost, loss, interest, expense or liability released in this Settlement Agreement. Neither the releases herein nor this covenant not to sue shall extend to the Parties’ obligations under this Settlement Agreement. 10. Non-Admission This Settlement Agreement shall not be construed to be an admission of liability or wrongdoing by any Party. The Parties further agree and acknowledge that neither this Settlement Agreement, nor the terms herein or negotiations relating thereto, shall be offered as evidence in any action or proceeding for any purpose whatsoever, except to enforce the terms herein. 11. No Assignment of Claims a) The eMatrix Releasing Parties, and each of them, represent and warrant to the Lightning Released Parties that none of them has assigned or otherwise transferred any interest in any claim which the eMatrix Releasing Parties, or any of them, may have against the Lightning Released Parties, or any of them, and the eMatrix Releasing Parties, and each of them, agree to indemnify and hold the Lightning Released Parties, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any rights or claims under any such assignment or transfer from such party. b) The Linamar Releasing Parties, and each of them, represent and warrant to the Lightning Released Parties that none of them has assigned or otherwise transferred any interest in any claim which the Linamar Releasing Parties, or any of them, may have against the Lightning Released Parties, or any of them, and the Linamar Releasing Parties, and each of them, agree to indemnify and hold the Lightning Released Parties, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any rights or claims under any such assignment or transfer from such party. c) The Lightning Releasing Parties, and each of them, represent and warrant to the eMatrix Released Parties and the Linamar Released Parties that none of them has assigned or otherwise transferred any interest in any claim which the Lightning Releasing Parties, or any of them, may have against the eMatrix Released Parties or the Linamar Released Parties, or any of them, and the Lightning Releasing Parties, and each of them, agree to indemnify and hold the eMatrix Released Parties and Linamar Released Parties, and each of them, harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any rights or claims under any such assignment or transfer from such party. 12. Confidentiality a) The Parties agree to keep this Settlement Agreement, including its existence, its provisions, the amount of the settlement, and the negotiations leading thereto, confidential and not

8 of 13 disclose it to any person that is not a signatory hereto, except that each Party may disclose the existence and terms of this Settlement Agreement, if necessary, to its respective tax advisors, attorneys, auditors, insurers, regulators, investors, and bona fide consultants or partners, and as otherwise required in connection with the enforcement of this Settlement Agreement or by law, including federal securities law. For the avoidance of doubt, this provision does not preclude (i) Lightning from disclosing this Agreement or the terms thereof in reports required to be filed with the Securities and Exchange Commission, or (ii) the Parties or their counsel from disclosing safety- related information to government and/or regulatory entities, or as otherwise required by law. This provision is intended to be a material and substantial part of this Settlement Agreement, and breach hereof will be considered a material breach. b) In the event that a Party is requested or required to produce any information that is confidential under this Settlement Agreement pursuant to request for production, subpoena, court order, regulatory process, or otherwise, that Party shall make reasonable efforts to determine whether such production is necessary and to prevent production if it is not. Within five (5) business days of receipt of any such request or requirement, or within another reasonably practicable time frame as may be longer or shorter depending on the circumstances, the Party subject to the request or requirement shall provide Notice to the other Parties to this Agreement thereof to provide the Parties with the opportunity to seek a protective order or other similar relief. In the event that a Party produces any information that is confidential under this Settlement Agreement in any court, regulatory, or other proceeding, it shall designate the information confidential and otherwise take reasonable steps to ensure that the information is not publicly disclosed. c) In the event that Lightning is required to disclose any information to its investors or the Securities and Exchange Commission that is confidential under this Settlement Agreement, Lightning will provide a draft of the proposed disclosure to eMatrix and Linamar reasonably in advance of making the disclosure. For the avoidance of doubt, neither eMatrix’s nor Linamar’s consent shall be required for Lightning to make any such required disclosure, provided, however, that Lightning agrees to consider in good faith any comments that eMatrix or Linamar may have with respect to the disclosure. Lightning further agrees to make reasonable efforts to keep any such disclosure as narrow as possible under applicable law or regulation. 13. No Public Announcement The Parties agree to make no public announcement (other than as made in connection with the exceptions in Section 12 related to disclosures required by applicable law, including federal securities law) concerning the settlement or any terms of this Settlement Agreement. If any inquiry is made by any news or other media organization, the Parties agree that the only response that will be provided is: “The parties have resolved the litigation to their mutual satisfaction.” 14. Non-Disparagement The Parties agree to make reasonable efforts not to disparage (as defined below) each other or, as applicable, the other Parties’ products or services. As used in this Settlement Agreement, “disparage” means making comments or statements, whether orally, in writing, or otherwise, that (i) a reasonable person would construe as portraying the person, entity, or product or service at issue (or such person or entity’s professional or business reputation) in a negative, derogatory, or

9 of 13 unflattering manner, (ii) could otherwise be reasonably expected to have an adverse effect on such person, entity, or product or service’s professional or business image or reputation, or (iii) constitute libel, slander, or defamation in respect of the person, entity, or product or service at issue. For purposes of this section, “Parties” includes predecessors in interest, successors in interest, parents, subsidiaries, and affiliates. This section applies to any and all statements in any mode of communication, including but not limited to all statements made in print, photographic, video, or electronic forums, such as Facebook, Instagram, Twitter, Google Reviews, email, blogs, and other electronic or online forums. Nothing herein will restrict any of the above-referenced persons or entities from: (x) making truthful statements; or (y) responding accurately and fully to any question, inquiry, or request for information made by valid legal process or otherwise complying with applicable law. 15. Legal Fees and Costs The Parties agree that each Party is responsible for its own attorneys’ fees and costs in connection with the Litigation, the negotiation and execution of this Settlement Agreement, and the claims released hereby. This paragraph does not affect any obligations the Parties may have with respect to indemnification or provision of defense under this Settlement Agreement. The substantially prevailing Party in any action to enforce or obtain compliance with this Settlement Agreement shall be entitled to recover its reasonable attorneys’ fees and costs. 16. Authority, Binding Effect, Legality Each of the Parties hereto represents and warrants that, where appropriate, (i) it has the requisite power and authority to execute and deliver this Settlement Agreement and the related documents to which such Party is a signatory; (ii) the execution and delivery of this Settlement Agreement by such Party has been duly authorized by all requisite action(s) and creates valid and binding obligations of such Party, enforceable in accordance with its terms; (iii) neither the execution and delivery of this Settlement Agreement nor the consummation of the transactions contemplated hereby or thereby will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree or other restriction of any governmental authority or conflict with, result in a breach of, or constitute a default under any contract, lease, license instrument, or other arrangement to which such Party is bound; and (iv) it is authorized to execute this Settlement Agreement on behalf of its officers, directors, beneficiaries, representatives, employees, agents, affiliates, subsidiaries, attorneys, insurers, successors, predecessors and assigns. 17. Warranty of Signatories Each person who signs this Settlement Agreement in a representative capacity represents and warrants that he or she is duly authorized to do so. 18. Entire Agreement This Settlement Agreement contains all of the representations and warranties, express and implied, oral and written, between and among the Parties hereto, and the entire understanding and agreement between and among the Parties, with respect to the subject matter of the Settlement Agreement. Each Party agrees that it is not relying upon any representations or statements by the

10 of 13 other Party other than those set forth in this Settlement Agreement. This Settlement Agreement is an integrated agreement and may not be altered, amended, modified or otherwise changed in any respect whatsoever except in a written instrument executed by all Parties (or their successors in interest) that expressly states that it is a modification or alteration of this Settlement Agreement. 19. Notices All Notices, requests, directions or other communications hereunder will be in writing and deemed to have been sufficiently given when delivered in person, sent by confirmed email, by certified mail (with return receipt) or reputable overnight delivery service (with confirmation of receipt) to the address of the respective party below: If to eMatrix: eMatrix Energy Systems, Inc. Attn: Ted Oshman 21520 Bridge Street Southfield, MI 48033 oshmeister@gmail.com With a copy to: Wheeler Trigg O’Donnell LLP 370 17th St., Suite 4500 Denver, CO 80202 Attn: Marissa Ronk ronk@wtotrial.com If to Linamar: Linamar Corporation Attn: Elliot Burger 287 Speedvale Avenue West Guelph, ON N1H 1C5, Canada With a copy to: Wheeler Trigg O’Donnell LLP 370 17th St., Suite 4500 Denver, CO 80202 Attn: Marissa Ronk ronk@wtotrial.com If to Lightning: Lightning E-Motors, Inc. Attn: Steve Mason 815 14th Street SW Loveland, CO 80537 With a copy to: Foley & Lardner LLP 500 Woodward Ave., Suite 2700

11 of 13 Detroit, MI 48226 Attn: Vanessa Miller vmiller@foley.com The foregoing notice information may be updated by a Party from time to time upon notice to the other Parties. 20. Destruction of Documents Produced in Discovery Consistent with the provisions of the Stipulated Protective Order, filed April 20, 2022 and thereafter amended on February 23, 2023, the Parties shall destroy all documents produced by another Party and designated “Confidential” or “Attorneys Eyes Only” within sixty (60) days of the Effective Date, provided that counsel for the Parties may retain one complete set of pleadings and motion papers filed with the Court (including exhibits) and one complete set of deposition testimony given in this action. Notwithstanding the foregoing, the Parties’ counsel may preserve any documents required to satisfy their ethical and legal obligations. 21. Enforcement This Settlement Agreement shall be governed in all respects by the laws of the State of Michigan without regard to any laws relating to choice of laws. The state courts sitting in the State of Michigan will have proper jurisdiction and venue with respect to any disputes arising from or related to the subject matter of this Settlement Agreement, and each Party irrevocably consents thereto. 22. Additional Terms a) Representation by Counsel and Full Knowledge of Terms of Agreement. Each Party has been represented by counsel in the negotiation and execution of this Agreement, and enters into this Agreement voluntarily. Each Party represents and warrants that it has fully discussed the meaning and effect of this Agreement with its attorneys and fully understands the meaning and effect of all of its terms. b) Joint Preparation. This Settlement Agreement will not be construed against any Party. The Parties agree that this Settlement Agreement was prepared jointly by the Parties. c) Cooperation. The Parties shall reasonably cooperate in doing all things and executing all documents necessary or convenient to achieve the purposes of this Agreement. d) Counterparts. This Agreement may be executed in counterparts, and when so executed, shall constitute a binding original and one instrument. e) Headings for Convenience Only. Section and paragraph headings in this Agreement are for convenience only and shall not affect the meaning of any term or provision of this Agreement. f) Severability. If any provision of this Settlement Agreement is held by a court of competent jurisdiction to be illegal, invalid, or unenforceable in any respect, good faith efforts

12 of 13 shall be made to resolve the illegality or unenforceability of such provision(s) to reflect the intent of the parties and provision(s) added similar in terms to such illegal or unenforceable provision(s) as may be possible and legal, valid, and enforceable. If such resolution is not possible, such illegal or unenforceable provision(s) shall be fully severable and deleted and not impair the validity, legality, or enforceability of the remaining provisions and overall agreement. g) Personal Injury. As used in this Settlement Agreement, “Personal Injury” means physical injury inflicted to a natural person’s body, including, without limitation, claims for negligence, emotional distress, loss of consortium or similar tort claims. It excludes all other claims, including by way of illustrative but not exhaustive example, claims for reputational harm, claims sounding in contract or warranty, and claims for economic loss not arising (directly or indirectly) from physical injury inflicted to a natural person’s body. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

13 of 13 IN WITNESS WHEREOF, this Settlement Agreement has been duly executed by the Parties in counterparts, and each is an original as of the Effective Date. EMATRIX ENERGY SYSTEMS, INC. LIGHTNING E-MOTORS, INC. By: By: LINAMAR CORPORATION LIGHTNING SYSTEMS, INC. ____________________________________ By: By: Elliot Burger General Counsel, Corporate Secretary, Global VP Corporate Development

EXHIBIT 1 STATE OF MICHIGAN CIRCUIT COURT FOR THE COUNTY OF OAKLAND BUSINESS COURT EMATRIX ENERGY SYSTEMS, INC., a Delaware Corporation, Plaintiff, v. LIGHTNING E-MOTORS, INC., a Delaware Corporation, Defendant/Counterclaim Plaintiff, v. EMATRIX ENERGY SYSTEMS, INC., LINAMAR CORP., Counterclaim Defendants. James P. Feeney (P13335) John D. Black (P81027) Connor B. Walby (P82022) DYKEMA GOSSETT PLLC 39577 Woodward Avenue, Suite 300 Bloomfield Hills, MI 48304 (248) 203-0526 jfeeney@dykema.com jblack@dykema.com cwalby@dykema.com Michael L. O’Donnell (admitted pro hac vice) Marissa S. Ronk (admitted pro hac vice) Thomas C. Dec (admitted pro hac vice) Andrew S. Gehring (admitted pro hac vice) WHEELER TRIGG O’DONNELL LLP 370 17th St, Suite 4500 Denver, CO 80202-5647 (303) 244-1800 odonnell@wtotrial.com ronk@wtotrial.com dec@wtotrial.com gehring@wtotrial.com Attorneys for Plaintiff/Counterclaim Defendants Vanessa L. Miller (P67794) Raymond J. McVeigh (P84799) FOLEY & LARDNER LLP 500 Woodward Ave., Suite 2700 Detroit, MI 48226-3489 (313) 234-7100 vmiller@foley.com rmcveigh@foley.com Kelsey C. Boehm (admitted pro hac vice) FOLEY & LARDNER LLP 1400 16th Street, Suite 200 Denver, CO 80202 (720) 437-2013 kboehm@foley.com Attorneys for Defendant/Counterclaim Plaintiff

2 STIPULATED ORDER OF DISMISSAL OF ALL CLAIMS WITH PREJUDICE At a session of said Court, held in the City of Pontiac, County of Oakland, Michigan on: ______________________ PRESENT: Hon._________________________ Circuit Court Judge WHEREAS, this matter comes before the Court upon the stipulation of the parties for an Order dismissing their respective claims with prejudice and this Court being fully advised of the premises: IT IS ORDERED that Plaintiff eMatrix Energy Systems, Inc.’s Complaint and its claims against Defendant Lightning E-Motors Inc. are hereby dismissed with prejudice and without costs or fees to any party. IT IS FURTHER ORDERED that Defendant Lightning E-Motors Inc.’s Second Amended Countercomplaint and its claims against Plaintiff eMatrix Energy Systems, Inc. are hereby dismissed with prejudice and without costs or fees to any party. IT IS FURTHER ORDERED that Defendant Lightning E-Motors Inc.’s Second Amended Countercomplaint and its claims against Counterclaim-Defendant Linamar Corporation are hereby dismissed with prejudice and without costs or fees to any party. THEREFOR IT IS HEREBY ORDERED that this action is dismissed with prejudice and without costs or fees to either party. This is a final order that resolves all pending claims, including the last pending claim, and closes this case.

3 SO STIPULATED: /s/ /s/ James P. Feeney (P13335) John D. Black (P81027) Connor B. Walby (P82022) DYKEMA GOSSETT PLLC 39577 Woodward Avenue, Suite 300 Bloomfield Hills, MI 48304 (248) 203-0700 jfeeney@dykema.com jblack@dykema.com cwalby@dykema.com Michael L. O’Donnell (admitted pro hac vice) Marissa S. Ronk (admitted pro hac vice) Thomas C. Dec (admitted pro hac vice) Andrew S. Gehring (admitted pro hac vice) WHEELER TRIGG O’DONNELL LLP 370 17th Street, Suite 4500 Denver, CO 80202 (303) 244-1800 odonnell@wtotrial.com ronk@wtotrial.com dec@wtotrial.com gehring@wtotrial.com Attorneys for eMatrix Energy Systems, Inc. and Linamar Corp. Vanessa L. Miller (P67794) R.J. McVeigh (P84799) FOLEY & LARDNER LLP 500 Woodward Ave., Suite 2700 Detroit, MI 48226 (313) 234-7100 vmiller@foley.com rmcveigh@foley.com Kelsey C. Boehm (admitted pro hac vice) FOLEY & LARDNER LLP 1400 16th Street, Suite 200 Denver, CO 80202 (720) 437-2013 kboehm@foley.com Attorneys for Lightning E-Motors, Inc.

CERTIFICATE OF SERVICE I certify that, on ___________________, 2023, I electronically filed the foregoing STIPULATED ORDER OF DISMISSAL OF ALL CLAIMS WITH PREJUDICE with the Clerk of Court using the MiFile system which will send notification of such filing to the following email addresses: Vanessa L. Miller (P67794) Raymond J. McVeigh (P84799) FOLEY & LARDNER LLP 500 Woodward Ave., Suite 2700 Detroit, MI 48226-3489 (313) 234-7100 vmiller@foley.com rmcveigh@foley.com Kelsey C. Boehm (admitted pro hac vice) FOLEY & LARDNER LLP 1400 16th Street, Suite 200 Denver, CO 80202 (720) 437-2013 kboehm@foley.com Attorneys for Defendant/Counterclaim Plaintiff, Lightning eMotors, Inc. /s/

EXHIBIT 2 1. 077 2. 079 3. 080 4. 081 5. 083 6. 084 7. 085 8. 086 9. 087 10. 088 11. 089 12. 090 13. 091 14. 092 15. 094